As filed with the Securities and Exchange Commission on August 4, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-1480589
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

71 South Wacker Drive, 12th Floor

Chicago, Illinois 60606

(312) 750-1234

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harmit J. Singh

Executive Vice President, Chief Financial Officer

Hyatt Hotels Corporation

71 South Wacker Drive, 12th Floor

Chicago, Illinois 60606

(312) 750-1234

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Michael A. Pucker	Rena Hozore Reiss
Christopher D. Lueking	Executive Vice President,
Roderick O. Branch	General Counsel and Secretary
Cathy A. Birkeland	Hyatt Hotels Corporation
Latham & Watkins LLP	71 South Wacker Drive, 12th Floor
233 S. Wacker Drive, Suite 5800	Chicago, Illinois 60606
Chicago, Illinois 60606	(312) 750-1234
(312) 876-7700

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	(1)	(1)	(2)

(1) Omitted pursuant to General Instruction II.E. of Form S-3. An indeterminate aggregate initial offering price or number of debt securities is being registered as may from time to time be offered at indeterminate prices. Includes an indeterminate amount of debt securities as may be issued upon conversion of, or in exchange for or upon exercise of convertible, exchangeable or exercisable debt securities that provide for conversion, exchange or exercise into such securities of the Registrant. Separate consideration may or may not be received for any securities so issued.

(2) In reliance on and in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

Hyatt Hotels Corporation

Debt Securities

We may, from time to time, offer to sell debt securities in one or more offerings. This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of these securities in prospectus supplements to this prospectus.

We may offer and sell these debt securities to or through one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis.

Investing in our debt securities involves risks. You should consider the risk factors on page 1 of this prospectus and in any accompanying prospectus supplement or any documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated August 4, 2011

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (“Securities Act”), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under the shelf registration process, we may, from time to time, sell the debt securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. You should read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, together with the additional information described under the sections of this prospectus titled “Where You Can Find More Information” and “Information Incorporated by Reference,” before you make any investment decision.

This prospectus only provides you with a general description of the debt securities we may offer. We are responsible only for the information contained in this prospectus or incorporated by reference in this prospectus or to which we have referred you, including any prospectus supplement or free writing prospectus that we file with the SEC relating to this prospectus. We have not authorized any dealer, salesman or other person to provide you with information different from that contained in this prospectus or additional information. Each time we sell debt securities, we will provide a prospectus supplement that contains specific information about the terms of those debt securities. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with the documents incorporated or deemed to be incorporated by reference in this prospectus and the additional information described below under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

TERMS USED IN THIS PROSPECTUS

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus and any accompanying prospectus supplement to the terms “we,” “us,” “our,” “the Company” or “Hyatt” or other similar terms mean Hyatt Hotels Corporation and its consolidated subsidiaries. However, in the “Description of Debt Securities” section of this prospectus, “we,” “our,” “us,” “Hyatt” and the “Company” mean Hyatt Hotels Corporation only, and not any of its consolidated subsidiaries, unless context otherwise requires or as otherwise expressly stated.

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As used in this prospectus, the term:

•	“Properties” refers to hotels that we manage, franchise, own or lease and our residential and vacation ownership units that we develop, sell and manage;

•	“Hyatt-branded” refers to properties operated under our brands, including Park Hyatt, Andaz, Grand Hyatt, Hyatt Regency, Hyatt, Hyatt Place and Hyatt Summerfield Suites;

•

“Residential ownership units” refers to residential units that we manage, provide services to or license our trademarks with respect to (such as serviced apartments and Hyatt-branded residential units), some of which we own, that are part of mixed-use projects and are often adjacent to a Hyatt-branded full service hotel;

•

“Vacation ownership units” refers to the fractional and timeshare units that we develop, sell or manage that are part of the Hyatt Vacation Club, which is in the process of changing its name to Hyatt Residence Club; and

•	“Hospitality ventures” refers to entities in which we own less than a 100% equity interest.

As used in this prospectus, the term “associates” refers to the individuals working at our corporate and regional offices and our managed, franchised and owned properties, some of whom we employ directly and some of whom are employed by certain third-party owners and franchisees of our hotels.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the information we incorporate by reference herein or therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). These statements include statements about plans, strategies, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Important factors that may cause actual results to differ materially from current expectations include, but are not limited to:

•

the factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, under the sections titled “Risk Factors” in Part I, Item 1A and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7, and the factors discussed in our most recent Quarterly Report on Form 10-Q, under the section titled “Risk Factors” in Part II, Item 1A;

•	the rate and the pace of economic recovery following the recent economic downturn;

•	levels of spending in business and leisure segments as well as consumer confidence;

•	declines in occupancy and average daily rate;

•	hostilities, including future terrorist attacks, or fear of hostilities that affect travel;

•	travel-related accidents;

ii

•	natural or man-made disasters such as earthquakes, tsunamis, tornados, hurricanes, floods and oil spills;

•	the seasonal and cyclical nature of the real estate and hospitality businesses;

•	changes in distribution arrangements, such as through internet travel intermediaries;

•	changes in the tastes and preferences of our customers;

•	relationships with associates and labor unions and changes in labor law;

•	financial condition of, and our relationships with, third-party property owners, franchisees and hospitality venture partners;

•	risks associated with potential acquisitions and dispositions and the introduction of new brand concepts;

•	changes in federal, state, local or foreign tax law;

•	increases in interest rates and operating costs;

•	fluctuations in currency exchange rates;

•	lack of acceptance of new brands or innovation;

•	general volatility of the capital markets and our ability to access the capital markets;

•	changes in the competitive environment in our industry and the markets where we operate;

•	outcomes of legal proceedings; and

•	violations of regulations or laws related to our franchising business.

These factors and the other risk factors described or incorporated by reference in this prospectus are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our business, financial condition, results of operations or cash flows.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and we do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

iii

THE COMPANY

We are a global hospitality company with widely recognized, industry leading brands and a tradition of innovation developed over our more than fifty-year history. Our mission is to provide authentic hospitality by making a difference in the lives of the people we touch every day. We focus on this mission in pursuit of our goal of becoming the most preferred brand in each customer segment that we serve for our associates, guests and owners. We support our mission and goal by adhering to a set of core values that characterize our culture. We believe that our mission, goal and values, together with the strength of our brands, strong capital and asset base and opportunities for expansion, provide us with a platform for long-term value creation.

We manage, franchise, own and develop Hyatt-branded hotels, resorts and residential and vacation ownership properties around the world. Our full service hotels and resorts operate under five world-recognized brands, Park Hyatt, Andaz, Grand Hyatt, Hyatt Regency and Hyatt. Our two select service brands are Hyatt Place and Hyatt Summerfield Suites (an extended stay brand). We develop, sell or manage vacation ownership properties in select locations as part of the Hyatt Vacation Club, which is in the process of changing its name to Hyatt Residence Club. We also manage, provide services to or license our trademarks with respect to residential ownership units that are often adjacent to a Hyatt-branded full service hotel. We consult with third parties in the design and development of such mixed-use projects based on our expertise as a manager and owner of vacation ownership properties, residential properties and hotels. We primarily derive our revenues from hotel operations, management and franchise fees, other revenues from managed properties and sales of vacation ownership properties.

Our principal executive offices are located at 71 South Wacker Drive, 12th Floor, Chicago, Illinois 60606. Our telephone number is (312) 750-1234. Our website address is www.hyatt.com. The information on, or that may be accessed through, our website is not a part of this prospectus or any accompanying prospectus supplement.

Hyatt®, Park Hyatt®, Andaz®, Grand Hyatt®, Hyatt Regency®, Hyatt Place®, Hyatt Summerfield Suites®, Hyatt Vacation Club®, Hyatt Residence Club™, Hyatt Gold Passport®, Hyatt Resorts™ and related trademarks, logos, trade names and service marks appearing in this prospectus are the property of Hyatt Corporation, a wholly owned subsidiary of Hyatt Hotels Corporation. All other trademarks, trade names or service marks appearing in this prospectus or any accompanying prospectus supplement are the property of their respective owners.

RISK FACTORS

Investment in our debt securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are incorporated herein by reference before you decide whether to purchase our debt securities. These risks could materially adversely affect our business, financial condition, results of operations and cash flows. As a result, the market price of our debt securities could decline, and you may lose part or all of your investment. For more information, see the sections of this prospectus titled “Where You Can Find More Information” and “Information Incorporated by Reference.”

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds from the sale of debt securities to which this prospectus relates for general corporate purposes. General corporate purposes may include, among other uses, refunding, repurchasing, retiring upon maturity or redeeming existing debt; funding for working capital; capital expenditures; repurchases of our capital stock; and strategic investments and acquisitions.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the historical ratio of our earnings to our fixed charges for the periods indicated:

	Six Months Ended June 30,	Year Ended December 31,
	2011	2010	2009		2008	2007	2006
Ratio of earnings to fixed charges (1)	2.3x	2.7x	—	(2)	2.6x	6.6x	8.9x

(1)

For purposes of calculating the ratio of earnings to fixed charges, earnings represents pre-tax earnings before adjustments for income or loss from equity investees; and fixed charges include: interest (expensed and capitalized), amortized premiums, discounts and capitalized expenses related to indebtedness and the interest portion of rent expense that is deemed to be representative of the interest factor.

(2)

We recorded a pre-tax loss from continuing operations of approximately $51 million for the fiscal year ended December 31, 2009. As a result, earnings were insufficient to cover fixed charges by $39 million for such year.

Please refer to the financial statements and financial information incorporated by reference in this prospectus for more information relating to the foregoing. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

The debt securities will be issued under an indenture, dated as of August 14, 2009, between us and Wells Fargo Bank, National Association, as trustee, as supplemented by a second supplemental indenture, dated as of August 4, 2011, between us and the trustee. We have summarized select portions of the indenture below. The summary is not complete. The indenture has been incorporated by reference as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

References in this section to “we,” “our,” “us,” “Hyatt” and the “Company” refer to Hyatt Hotels Corporation excluding, unless the context otherwise requires or as otherwise expressly stated, its consolidated subsidiaries.

General

The terms of each series of debt securities will be established by or pursuant to a Board Resolution, by a supplemental indenture or in an Officers’ Certificate and set forth or determined in the manner provided in a Board Resolution, by a supplemental indenture or in an Officers’ Certificate. (Section 2.02) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount, as may be set forth in a Board Resolution, a supplemental indenture or an Officers’ Certificate. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal and any premium on the debt securities;

•

the rate or rates (which may be fixed or variable per annum) or the method used to determine the rate or rates at which the debt securities will bear interest, if any, the date or dates from which such interest, if any, will accrue, the interest payment dates on which such interest, if any, will be payable or the method by which such dates will be determined, the record dates for determining holders of the debt securities to whom such interest is payable and the basis upon which such interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•

the currency of denomination of the debt securities, if other than the U.S. dollar, any places in addition to or instead of the offices of the trustee where the principal, premium and interest on the debt securities will be payable or the method of such payment;

•	the price or prices at which, the period or periods within which and the terms and conditions upon which we may redeem the debt securities;

•

whether the debt securities are to be issued in registered form or bearer form or both and, if the debt securities are to be issued in bearer form, whether coupons will be attached to them, whether debt securities in bearer form may be exchanged for debt securities issued in registered form, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

•

if the debt securities are to be issued in bearer form, whether certain additional interest payment or tax redemption provisions will apply, whether interest with respect to certain temporary debt securities in bearer form will be paid to any clearing organization and the terms and conditions applicable to such payment, and the terms upon which certain temporary debt securities may be exchanged for more definitive debt securities in bearer form;

•

any obligation we have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the prices, periods and terms and conditions upon which such debt securities shall be redeemed, repurchased or repaid;

•

the terms, if any, upon which the debt securities may be convertible into or exchanged for any of our stock, other debt securities or warrants and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price, rate or period;

•	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•

if the amount of principal, premium or interest with respect to the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•

if the principal amount payable at the maturity date of the debt securities will not be determinable on a date prior to such maturity date, the amount that will be deemed to be such principal amount as of any such date for any purpose and, if necessary, the manner of determining the equivalent thereof in U.S. dollars;

•	any changes to legal defeasance, covenant defeasance and satisfaction and discharge under the indenture;

•	if other than the principal amount, the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date;

•

the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of any collateral, including the applicability of any provisions of the Trust Indenture Act of 1939 and any corresponding changes to provisions of the indenture as then in effect;

•

any addition to or change in the Events of Default described in this prospectus or in the indenture which applies to the debt securities and any change in the right of the trustee or the holders of such debt securities to declare the principal amount of and any premium and interest on such debt securities due and payable pursuant to the acceleration provisions described in this prospectus or in the indenture;

•

whether the debt securities will be issued in the form of global debt securities, the terms and conditions, if any, upon which such global debt securities may be exchanged for definitive debt securities and the depositary and form of any legends for such global debt securities;

•	any trustee, authenticating agent, paying agent, transfer agent, service agent or registrar;

•	the applicability of, and any addition to or change in, the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	with regard to debt securities that do not bear interest, the dates for certain required reports to the trustee;

•	the intended material U.S. federal income tax consequences of the debt securities;

•	the terms applicable to debt securities that provide for an amount less than the stated principal amount thereof, including the rates at which such original issue discount will accrue; and

•	any other terms of the debt securities (which terms are not prohibited by the provisions of the indenture). (Section 2.02)

In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in a Board Resolution, the Officers’ Certificate or the supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, material U.S. federal income tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary (“DTC”), or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “definitive debt security”), as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in definitive form.

Definitive Debt Securities

You may transfer or exchange definitive debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of definitive debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of definitive debt securities only by presenting the certificate representing those definitive debt securities to us, accompanied by a duly executed written instrument of transfer. You may effect the right to receive the principal of and premium and interest on definitive debt securities only by presenting or surrendering the certificate representing those definitive debt securities to us.

Global Debt Securities and Book-Entry System

Each book-entry debt security will be represented by one or more global debt securities in definitive, fully registered form without interest coupons. Each global debt security will be deposited with the trustee as custodian for DTC, as depositary under the indenture, and registered in the name of DTC or a nominee of DTC in New York, New York for the accounts of institutions that have accounts with DTC (“participants”).

You may hold your interests in a global debt security directly through DTC if you are a DTC participant or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, if you hold interests in global debt securities, you will not be entitled to receive your debt securities as definitive debt securities.

DTC has advised us as follows:

•	DTC is a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry systems is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

We expect that, pursuant to the procedures established by DTC, upon the issuance of each global debt security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of your individual beneficial interest represented by the global debt security to the accounts of participants. Ownership of beneficial interests in each global debt security will be limited to participants or persons that may hold interests through participants. Your ownership of beneficial interests in each global debt security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global debt security other than participants).

So long as DTC, or its nominee, is the registered holder and owner of a global debt security, DTC or such nominee, as the case may be, will be considered the sole legal owner of the debt securities represented by the global debt security for all purposes under the indenture, the debt securities and applicable law. Except as set forth below, as an owner of beneficial interests in a global debt security, you will not be entitled to receive a definitive debt security, will not be entitled to have the debt securities represented by the global debt security registered in your name and will not be considered to be the owner or holder of any debt securities under the global debt security. We understand that under existing industry practice, in the event you desire to take any actions that DTC, as the holder of the global debt security, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize you to take such action or would otherwise act upon your instructions. As a beneficial owner of an interest in a global debt security, you will not be able to transfer the interest except in accordance with DTC’s applicable procedures. Because DTC can only act on behalf of participants, who in turn act on behalf of others, your ability to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate of that interest.

We understand, however, that under existing industry practice, DTC will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of DTC with respect to that global debt security for purposes of obtaining any consents, declarations, waivers or directions required to be given by holders of the debt securities pursuant to the indenture. (Section 2.15(f))

All payments on book-entry debt securities registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt securities. (Section 2.15(e))

We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global debt security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global debt security as shown on the records of DTC or its nominee. We also expect that payments by participants to you will be governed by standing instructions and customary practices, as is now the case with securities held for accounts of customers in the names of nominees for such customers. Such payments, however, will be the responsibility of such participants and indirect participants, and neither we, any agent of ours nor the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and you.

Unless and until it is exchanged in whole or in part for definitive debt securities, no global debt security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of debt securities (including the presentation of debt securities for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a global debt security are credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the debt securities, DTC will exchange each global debt security for definitive debt securities, which it will distribute to its participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in book-entry debt securities among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, any agent of ours nor the trustee will have any responsibility for the performance or nonperformance by DTC or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The indenture provides that if:

•

DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days; and

•	we execute and deliver to the trustee an Officers’ Certificate to the effect that the global debt securities are exchangeable pursuant to the indenture,

the global debt securities will be exchanged for definitive debt securities of like tenor and of an equal principal amount, in authorized denominations. (Section 2.15(b)) Such definitive debt securities will be registered in such name or names as DTC instructs the trustee. We expect that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interest in global debt securities.

We have obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but neither we nor the trustee take responsibility for its accuracy.

Euroclear and Clearstream

If the depositary for a global debt security is DTC, you may hold interests in the global debt security through Clearstream Banking, société anonyme (“Clearstream”), or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

You will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, if you are a U.S. investor who holds your interests in the debt securities through these systems and wish on a particular day to transfer your interests, or to receive or make a payment or delivery or exercise any other right with respect to your interests, you may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, if you wish to exercise rights that expire on a particular day, you may need to act before the expiration date. In addition, if you hold your interests through both DTC and Euroclear or Clearstream, you may need to make special arrangements to finance any purchases or sales of your interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

Limitations on Liens

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, assume or permit to exist, any Lien, other than Permitted Liens, on any Principal Property, or upon Capital Stock or Indebtedness issued by any Restricted Subsidiary and owned by the Company or any Subsidiary, now or hereafter acquired, to secure Indebtedness, without effectively providing concurrently that the debt securities are secured equally and ratably with such Indebtedness, for so long as such Indebtedness shall be so secured. (Section 4.07)

“Permitted Liens” means:

(i)	Liens existing on the date of the indenture;

(ii)	Liens in favor of the Company or a Restricted Subsidiary;

(iii)	Liens on any property existing at the time of the acquisition thereof;

(iv)	Liens on any property of a Person or its subsidiaries existing at the time such Person is consolidated with or merged into the Company or a Restricted Subsidiary, or Liens on any property of a Person existing at the time such Person becomes a Restricted Subsidiary;

(v)	Liens to secure all or part of the cost of acquisition (including Liens created as a result of an acquisition by way of Capital Lease), construction, development or improvement of the underlying property, or to secure Indebtedness incurred to provide funds for any such purposes; provided, that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than 18 months after the later of (A) the completion of the acquisition, construction, development or improvement of such property and (B) the placing in operation of such property or of such property as so constructed, developed or improved;

(vi)	Liens securing industrial revenue, pollution control or similar bonds; and

(vii)

any extension, renewal or replacement (including successive extensions, renewals and replacements), in whole or in part, of any Lien referred to in any of clauses (i), (iii), (iv) or (v) of this definition of Permitted Liens that would not otherwise be permitted pursuant to any of clauses (i) through (vi), to the extent that (A) the principal amount of Indebtedness secured thereby and not otherwise permitted to be secured pursuant to any of clauses (i) through (vi) of this definition of Permitted Liens does not exceed the principal amount of Indebtedness, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of any such extension, renewal or replacement, except that where (1) the Indebtedness so secured at the time of any such extension, renewal or replacement was incurred for the sole purpose of financing a specific project and (2) additional Indebtedness is to be incurred in connection with such extension, renewal or replacement solely to finance the completion of the same project, the additional Indebtedness may also be secured by such Lien; and (B) the property that is subject to the Lien serving as an extension, renewal or replacement is limited to some or all of the property that was subject to the Lien so extended, renewed or replaced.

Notwithstanding the restrictions described above, the Company and its Restricted Subsidiaries may, directly or indirectly, create, assume or permit to exist any Lien that would otherwise be subject to the restrictions set forth in the first paragraph of this section without equally and ratably securing the debt securities if, at the time of such creation, assumption or permission, after giving effect thereto and to the retirement of any Indebtedness which is concurrently being retired, the aggregate principal amount of outstanding Indebtedness secured by Liens which would otherwise be subject to such restrictions (not including Permitted Liens) plus all Attributable Indebtedness of the Company and its Restricted Subsidiaries in respect of Sale and Leaseback Transactions with respect to any Principal Property (not including such transactions described under any of clauses (i) through (v) as set forth below under “—Sale and Leaseback Transactions”), does not exceed 15% of Consolidated Net Tangible Assets.

Sale and Leaseback Transactions

The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless:

(i)	the Sale and Leaseback Transaction is solely with the Company or another Subsidiary;

(ii)	the lease in such Sale and Leaseback Transaction is for a period not in excess of three years, including renewal rights;

(iii)	the lease in such Sale and Leaseback Transaction secures or relates to industrial revenue, pollution control or similar bonds;

(iv)	the Sale and Leaseback Transaction is entered into prior to or within 18 months after the purchase or acquisition of the Principal Property which is the subject of such Sale and Leaseback Transaction;

(v)	the proceeds of the Sale and Leaseback Transaction are at least equal to the fair market value (as determined by the Company’s board of directors in good faith) of the Principal Property which is the subject of the Sale and Leaseback Transaction and prior to or within 180 days after the sale of such Principal Property, the Company applies an amount equal to the greater of (A) the net proceeds of such sale, and (B) the Attributable Indebtedness of the Company and its Restricted Subsidiaries in respect of such Sale and Leaseback Transaction to (1) the retirement of long-term Indebtedness that is not subordinated to any debt securities issued under the indenture and that is not Indebtedness owed to the Company or a Subsidiary, or (2) the purchase of other property which will constitute a Principal Property having a value at least equal to the value of the Principal Property leased; or

(vi)

the Attributable Indebtedness of the Company and its Restricted Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions with respect to any Principal Property (not including any Sale and Leaseback Transactions described under any of clauses (i) through (v) set forth immediately above, plus the aggregate principal amount of outstanding Indebtedness secured by Liens upon Principal Properties or Capital Stock or Indebtedness issued by any Restricted Subsidiary and owned by the Company or any

Subsidiary then outstanding (not including any such Indebtedness secured by Permitted Liens) which do not secure such debt securities equally and ratably with (or on a basis that is prior to) the other Indebtedness secured thereby, would not exceed 15% of Consolidated Net Tangible Assets. (Section 4.08)

Mergers, Consolidations, Sales

Unless otherwise provided for a particular series of debt securities by a Board Resolution, a supplemental indenture or an Officers’ Certificate, the Company shall not consolidate with or merge into any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company’s and its Subsidiaries’ properties and assets, taken as a whole, to any Person, unless:

•

the Person surviving such consolidation or merger (if not the Company) or the Person that acquires by sale, assignment, transfer, lease, conveyance or other disposition all or substantially all of the Company’s and its Subsidiaries’ properties and assets, taken as a whole, shall be a corporation, partnership, limited liability company, trust or other entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or Canada, Mexico, Switzerland or any other country that is a member country of the European Union on the date of the indenture and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of and any premium and interest on all the debt securities and the performance or observance of every covenant of the indenture on the part of the Company to be performed or observed;

•

immediately after giving effect to such transaction and treating any Indebtedness that becomes an obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no default or Event of Default shall have occurred and be continuing; and

•

the Company shall have delivered to the trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the terms of the indenture and that all conditions precedent provided for therein relating to such transaction have been complied with.

These restrictions will not apply to:

•	any sale, assignment, transfer, conveyance, lease or other disposition of assets solely between or among the Company and its Subsidiaries; or

•

any conversion of the Company from a corporation to a limited liability company, from a limited liability company to a corporation, from a limited liability company to a limited partnership or a similar conversion. (Section 5.01)

This covenant includes a phrase relating to the sale or other transfer of “all or substantially all” of the Company’s and its Subsidiaries’ properties and assets, taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the Company’s and its Subsidiaries’ properties and assets, taken as a whole. As a result, it may be unclear as to whether the Company is required to comply with these provisions.

Certain Definitions

“Attributable Indebtedness” in respect of any Sale and Leaseback Transaction, means, as of the time of determination, the total obligation (discounted to present value at the rate per annum equal to the discount rate which would be applicable to a capital lease obligation with like term in accordance with GAAP) of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the initial term of the lease included in such Sale and Leaseback Transaction.

“Capital Lease” means any lease of any Principal Property that is or should be accounted for as a capital lease on the consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.

“Consolidated Net Tangible Assets” means, at any date of determination, the amount representing the assets of the Company and its Subsidiaries that would appear on the most recent fiscal quarter end consolidated balance sheet of the Company and its Subsidiaries on such date prepared in accordance with GAAP, less (i) all current liabilities and non-controlling interests and (ii) goodwill and other intangibles.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those principles set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Indebtedness” means indebtedness of, or guaranteed or assumed by, the Company for borrowed money, including indebtedness evidenced by bonds, debentures, notes or other similar instruments and reimbursement and cash collateralization of letters of credit, bankers’ acceptances, interest rate hedge and currency hedge agreements, if any such indebtedness would appear as a liability upon a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP (not including contingent liabilities that appear only in a footnote to such balance sheet).

“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Non-Recourse Indebtedness” means any Indebtedness the terms of which provide that the lender’s claim for repayment of such Indebtedness is limited solely to the single property or group of related properties that secure such Indebtedness.

“Principal Property” means any contiguous or proximate parcel of real property owned by, or leased to, the Company or any of its Subsidiaries, and any equipment located at or comprising a part of any such property, having a gross book value (without deduction of any depreciation reserves), as of the date of determination, in excess of the greater of $150,000,000 and 5% of Consolidated Net Tangible Assets.

“Restricted Subsidiary” means any Subsidiary of the Company which owns or leases Principal Property.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to property now owned or hereafter acquired whereby the Company or any Restricted Subsidiary transfers such property to another Person and the Company or the Restricted Subsidiary leases or rents it from such Person.

“Subsidiary” means any Person in which a majority of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by the Company and/or a Subsidiary and which is consolidated in the accounts of the Company and/or a Subsidiary.

Events of Default

Unless otherwise indicated for a particular series of debt securities by a Board Resolution, a supplemental indenture, or an Officers’ Certificate, each of the following constitutes an “Event of Default” with respect to each series of debt securities:

(i)	default in the payment of the principal of or premium, if any, when due on the debt securities of that series;

(ii)	default for 30 days in the payment of interest when due on the debt securities of that series;

(iii)	the Company fails to comply with any of its covenants or agreements in the debt securities of that series or in the indenture and such failure continues for 60 days after written notice has been given to the Company by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the indenture;

(iv)	default by the Company or any Subsidiary under any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Subsidiary having an aggregate principal amount equal to the greater of $100,000,000 or 2% of Consolidated Net Tangible Assets, or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Subsidiary having an aggregate principal amount equal to the greater of $100,000,000 or 2% of Consolidated Net Tangible Assets, whether such Indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay any portion of the principal of such Indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; provided, that such acceleration shall not have been rescinded or annulled within 10 days after written notice is given to the Company by the trustee or holders of at least 25% of the outstanding principal amount of debt securities of such series as provided in the indenture; and provided, further, that prior to any declaration of the acceleration of the debt securities as provided in the indenture, an Event of Default under this clause (iv) will be remedied, cured or waived without further action on the part of either the trustee or any of the holders if the default under such other Indebtedness is remedied, cured or waived;

(v)	a final judgment or judgments outstanding against the Company or against any property or assets of the Company in an amount in excess of the greater of $100,000,000 or 2% of Consolidated Net Tangible Assets is or are not paid, vacated, bonded, undischarged or unstayed for a period of 30 days after the date of its or their entry; provided, that prior to any declaration of acceleration of the debt securities as provided in the indenture, an Event of Default under this clause (v) will be remedied, cured or waived without further action on the part of either the trustee or any of the holders if the judgment is vacated, bonded, discharged or stayed; and

(vi)	certain events of bankruptcy, insolvency or reorganization. (Section 6.01)

The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an Event of Default with respect to the debt securities of any series at the time outstanding (other than an Event of Default referred to in clause (vi) above) occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series by notice to the Company, may declare the principal amount of (or other specified amount), premium, if any, and accrued and unpaid interest on all the debt securities of that series to be due and payable. Upon such a declaration, such amounts shall be due and payable immediately. If an Event of Default referred to in clause (vi) above occurs, the principal amount of (or other specified amount), premium, if any, and accrued and unpaid interest on all the debt securities of each series shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

At any time after the principal of the debt securities of any series shall have been so declared due and payable (or have become immediately due and payable), and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as provided in the indenture, the holders of a majority in principal amount of the debt securities of that series then outstanding under the indenture, by written notice to the Company and the trustee, may rescind and annul such declaration and its consequences if: (i) the Company has paid or deposited with the trustee a sum sufficient to pay all matured installments of interest upon all the debt securities of that series and the principal of (and premium, if any, on) any and all debt securities of that series that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the debt securities of that series to the date of such payment or deposit) and (ii) any and all Events of Default under the indenture with respect to such series of debt securities, other than the nonpayment of principal (or other specified amount) and interest, if any, on debt securities of that series that have become due solely by such declaration of acceleration, shall have been remedied or waived as provided in the indenture. No such rescission shall affect any subsequent default or impair any right consequent thereto. (Section 6.02) For information as to waiver of defaults, see “—Modification and Waiver.”

Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the indenture, unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by the trustee in compliance with such request or direction. (Section 7.02(i))

Subject to applicable law and the provisions of the indenture relating to the rights of the trustee and indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.05)

Except to enforce the right to receive payment of the principal amount of, premium, if any, and accrued and unpaid interest on the debt securities of any series held by such holder when due, no holder of a debt security of that series may pursue any remedy with respect to the indenture or the debt securities of that series unless:

•	the holder previously gave the trustee written notice stating that an Event of Default with respect to the debt securities of that series is continuing;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•

such holder or holders of the debt securities of that series offer to the trustee security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense caused by taking such action;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

•

the holders of a majority in aggregate principal amount of the outstanding debt securities of that series do not give the trustee a direction inconsistent with the request during such 60-day period. (Section 6.06)

The Company shall deliver to the trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under the indenture, and further stating, as to each such officer signing such certificate, that, to such officer’s knowledge, the Company has kept, observed, performed and fulfilled each and every covenant contained in the indenture and is not in default in the performance or observance of any of the terms, provisions and conditions under the indenture (or, if a default or Event of Default shall have occurred, describing all such defaults or Events of Default of which such officer has knowledge and what action the Company is taking or proposes to take, if any, with respect thereto). (Section 4.03)

We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

Defeasance of Debt Securities and Certain Covenants

Defeasance and Discharge

The indenture provides that, upon our exercise of our option to be discharged from all our obligations with respect to the debt securities of any series (except for certain obligations, including the obligations to exchange or register the transfer of debt securities, to replace stolen, lost, destroyed or mutilated debt securities, to maintain a paying agent, service agent and registrar and to hold moneys for payment in trust), we will be deemed to have been discharged from our obligations with respect to all debt securities of that series then outstanding on the date the conditions to such defeasance are satisfied. (Section 8.02)

In order to exercise such option, we must make an irrevocable deposit with the trustee, in trust, for the benefit of the holders of debt securities of that series, of cash in U.S. dollars or noncallable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and any premium and interest on such debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be. We must also, among other things, deliver to the trustee an Opinion of Counsel in the United States reasonably acceptable to the trustee to the effect that we have received from, or that there has been published by, the U.S. Internal Revenue Service a ruling, or there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Section 8.04)

Defeasance of Certain Covenants

The indenture provides that, upon our exercise of our option to be released with respect to the debt securities of any series from our obligations under certain restrictive covenants, including those described under “—Covenants” and the occurrence of certain Events of Default with respect to such restrictive covenants, we will be deemed to be so released with respect to such series of debt securities. (Section 8.03)

In order to exercise such option, we must make an irrevocable deposit with the trustee, in trust, for the benefit of the holders of debt securities of that series, of cash in U.S. dollars or noncallable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and any premium and interest on such debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be. We must also, among other things, deliver to the trustee an Opinion of Counsel in the United States reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. (Section 8.04)

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all debt securities of a series issued thereunder (except for the rights, powers, trusts, duties, indemnities and immunities of the trustee under the indenture and our obligations in connection therewith), when:

•	either:

•

we have delivered to the trustee for cancellation all debt securities of such series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money and/or Government Securities have been deposited in trust or segregated and held in trust by us and thereupon repaid to us or discharged from such trust); or

•

all debt securities of such series that have not been delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for giving notice of redemption, and we have irrevocably deposited or caused to be deposited with the trustee, in trust, for the benefit of the holders, cash in U.S. dollars, noncallable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay at maturity or upon redemption all debt securities of that series not theretofore delivered to the trustee for cancellation, including principal of and any premium and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be;

•	we have paid or caused to be paid all other sums payable under the indenture with respect to such series of debt securities; and

•

we have delivered to the trustee an Opinion of Counsel and an Officers’ Certificate, each stating that all conditions precedent to satisfaction and discharge with respect to such series of debt securities have been complied with.

All our other obligations (except for our obligation to pay and indemnify the trustee) with respect to such series of debt securities will be discharged when all the debt securities of such series have been paid in full. (Section 8.07)

Modification and Waiver

The indenture provides that the trustee may make reasonable rules for action by or a meeting of holders.

We and the trustee may amend or supplement the indenture or the debt securities of any series without notice to any holder but with the written consent of the holders of at least a majority in principal amount of each series of debt securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for such debt securities) affected by such amendment or supplement by execution of a supplemental indenture. However, without the consent of each holder affected, an amendment or supplement may not:

•	reduce the principal amount of any debt securities issued under the indenture whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest, including default interest, on any debt security issued under the indenture;

•	reduce the principal of or change the Stated Maturity of any debt security issued under the indenture or alter or waive any of the provisions with respect to the redemption of such debt securities;

•	reduce the amount payable upon the redemption of any debt security issued under the indenture or change the time at which such debt security may be redeemed, if applicable;

•	make any debt security issued under the indenture payable in money other than that stated in such debt security;

•

waive a default or Event of Default in the payment of principal of or any premium or interest on the debt securities issued under the indenture (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the debt securities then outstanding and a waiver of the payment default that resulted from such acceleration);

•

make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of debt securities issued under the indenture to receive payments of principal of or any premium or interest on the debt securities;

•	waive a redemption payment with respect to any debt security issued under the indenture; or

•

make any change to the waiver of past defaults or the rights of holders to receive payment under the provisions in the indenture relating to the waiver of past defaults and the rights of holders to receive payment or in the amendment and waiver provisions described above. (Section 9.02)

The holders of a majority in principal amount of any series of debt securities then outstanding may, on behalf of the holders of all the debt securities of such series, by written notice to the trustee waive an existing default and its consequences except:

•	a default in the payment of the principal of and any premium and accrued and unpaid interest on debt securities of such series;

•	a default arising from the failure to redeem or purchase any debt security of such series when required pursuant to the terms of the indenture; and

•	a default in respect of certain covenants and provisions of the indenture that cannot be amended without the consent of the holder of each debt security of such series then outstanding.

However, the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, in accordance with the acceleration provisions under the indenture. (Section 6.04)

We may fix as a record date for the purpose of determining the holders of the debt securities entitled to give their consent or take any action required or permitted to be taken pursuant to the indenture. If a record date is fixed, only persons who were holders at such record date (or their duly designated proxies) are entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such holders continue to be holders after such record date. (Section 9.03)

With respect to the debt securities, notwithstanding the preceding paragraphs, without the consent of any holder of such debt securities, we and the trustee may amend or supplement the indenture or the debt securities:

•	to cure any ambiguity, defect, omission or inconsistency;

•	to provide for uncertificated debt securities in addition to or in place of definitive debt securities;

•	to provide for the assumption of our obligations to holders of such debt securities in the case of a merger or consolidation or sale of all or substantially all of our assets;

•	to make any changes that would provide additional rights or benefits to the holders of such debt securities that do not adversely affect the legal rights under the indenture of any such holder;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

•	to provide for the issuance of additional debt securities in accordance with the indenture;

•

to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities and to add or change any of the provisions of the indenture as necessary to provide for or facilitate the administration of the indenture by more than one trustee;

•

with respect to any series of debt securities, to conform the text of the indenture applicable thereto or the debt securities of such series to any provision of the section “Description of the Notes,” “Description of Notes” or “Description of Debt Securities” in the offering memorandum, prospectus supplement or other like offering document relating to the initial offering of such series of debt securities that is intended to be a verbatim recitation of the terms of such series of debt securities;

•	to establish the form or terms of debt securities and coupons of any series of debt securities; or

•

to add to, change or eliminate any of the provisions of the indenture so long as any such addition not otherwise permitted under the indenture shall (i) neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to the benefit of such provision or (ii) become effective only when there is no such security outstanding. (Section 9.01)

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 10.08)

PLAN OF DISTRIBUTION

We may sell the debt securities described in this prospectus from time to time in one or more transactions:

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

We may sell the debt securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the debt securities. A prospectus supplement will describe the terms of any sale of debt securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

The applicable prospectus supplement will name any underwriter involved in a sale of debt securities. Underwriters may offer and sell debt securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of debt securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of debt securities for whom they may act as agent. Underwriters may be involved in any “at the market” offering of debt securities by or on our behalf.

Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless we state otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the debt securities if any are purchased.

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the debt securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

We will name any agent involved in a sale of debt securities, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If we use a dealer in the sale of the debt securities being offered pursuant to this prospectus, we will sell the debt securities to the dealer, as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the debt securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters or agents and their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

Unless we indicate differently in a prospectus supplement, we will not list the debt securities on any securities exchange. The debt securities will be a new issue of securities with no established trading market. Any underwriters that purchase the debt securities for public offering and sale may make a market in such debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We can provide no assurance as to the liquidity of or the trading markets for any debt securities.

VALIDITY OF SECURITIES

Latham & Watkins LLP, Chicago, Illinois, will pass upon the validity of the debt securities offered by this prospectus for us. Family members of a partner of Latham & Watkins LLP are beneficiaries of trusts that directly and indirectly own shares of our common stock.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Hyatt Hotels Corporation’s Annual Report on Form 10-K, and the effectiveness of Hyatt Hotels Corporation’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC.

You may read and copy any reports, proxy statements and other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also access filed documents at the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, and does not contain all of the information in such registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may read or obtain a copy of the registration statement, including exhibits, from the SEC in the manner described above.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents instead of repeating such information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information incorporated by reference that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of this offering; provided, however, that we are not incorporating any information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any current report on Form 8-K:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on February 17, 2011 (including the portions of our definitive proxy statement for our 2011 annual meeting of stockholders incorporated by reference therein);

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011, filed with the SEC on May 3, 2011, and June 30, 2011, filed with the SEC on August 2, 2011; and

•	our Current Reports on Form 8-K filed with the SEC on March 21, 2011, May 16, 2011, May 18, 2011, June 20, 2011 and July 14, 2011.

If the information set forth in this prospectus varies in any way from the information set forth in a document we have incorporated by reference, you should rely on the information in the more recent document. Information contained in documents filed later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing to us or telephoning us at the address and telephone number set forth below.

Hyatt Hotels Corporation

Attn: Senior Vice President—Investor Relations

71 South Wacker Drive, 12th Floor

Chicago, Illinois 60606

(312) 750-1234

You may also access all of the documents above and incorporated by reference into this prospectus free of charge at our website www.hyatt.com. The reference to our website does not constitute incorporation by reference of the information contained on such website.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses, payable by us in connection with the sale of debt securities being registered. All of the amounts shown are estimates except the SEC registration fee:

SEC registration fee	(1)
Printing and engraving expenses	(2)
Legal fees and expenses of Hyatt Hotels Corporation	(2)
Rating agency fees	(2)
Accounting fees and expenses	(2)
Trustee’s fees and expenses	(2)
Miscellaneous	(2)

Total

(1)	Deferred in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.

(2)	Estimated fees and expenses are not presently known. The foregoing sets forth the general categories of fees and expenses that we anticipate we will incur in connection with the offering of securities under the registration statement. An estimate of the aggregate fees and expenses in connection with the distribution of the securities being offered will be included in any applicable prospectus supplement.

ITEM 15. Indemnification of Directors and Officers.

Hyatt Hotels Corporation is a Delaware corporation. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, provided the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A similar standard of care is applicable in the case of actions by or in the right of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action was brought determines that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the Delaware Court of Chancery or other court shall deem proper.

Section 102(b)(7) of the Delaware General Corporation Law provides that a Delaware corporation may in its certificate of incorporation or an amendment thereto eliminate or limit the personal liability of a director to a corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify and advance expenses to our directors, officers and employees to the fullest extent permitted by Delaware law in connection with any threatened, pending or completed action, suit or proceeding to which such person was or is a party or is threatened to be made a party by reason of the fact that he or she is or was our director, officer or employee, or is or was serving at our request as a director, officer, employee or agent of another corporation or enterprise. In addition, members of our board of directors and compensation committee are also indemnified for actions under our Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan, as amended.

We currently have directors’ and officers’ liability insurance policies to insure our directors and officers against liability for actions or omissions occurring in their capacity as a director or officer, subject to certain exclusions and limitations.

ITEM 16. Exhibits.

The exhibits to this registration statement are listed in the Exhibit Index, which follows the signature pages hereof and is incorporated herein by reference.

ITEM 17. Undertakings.

We hereby undertake:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by us pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by us pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or a prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of ours relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of us or used or referred to by us;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

(iv) any other communication that is an offer in the offering made by us to the purchaser.

We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

We hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, Hyatt Hotels Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, State of Illinois, on August 4, 2011.

Hyatt Hotels Corporation

By:	/s/ Mark S. Hoplamazian
Name: Mark S. Hoplamazian
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities approved on the 4th day of August, 2011. Each person whose signature appears below hereby constitutes and appoints Mark S. Hoplamazian and Harmit J. Singh, or either of them, as such person’s true and lawful attorney-in-fact and agent with full power and substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, including any registration statements or amendments thereto filed pursuant to Rule 462(b) under the Securities Act, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark S. Hoplamazian Mark S. Hoplamazian	President, Chief Executive Officer and Director (Principal Executive Officer)	August 4, 2011

/s/ Harmit J. Singh Harmit J. Singh	Executive Vice President, Chief Financial Officer (Principal Accounting and Financial Officer)	August 4, 2011

/s/ Thomas J. Pritzker Thomas J. Pritzker	Executive Chairman of the Board	August 4, 2011

/s/ Bernard W. Aronson Bernard W. Aronson	Director	August 4, 2011

/s/ Richard A. Friedman Richard A. Friedman	Director	August 4, 2011

/s/ Susan D. Kronick Susan D. Kronick	Director	August 4, 2011

/s/ Mackey J. McDonald Mackey J. McDonald	Director	August 4, 2011

/s/ Gregory B. Penner Gregory B. Penner	Director	August 4, 2011

/s/ Penny Pritzker Penny Pritzker	Director	August 4, 2011

/s/ Michael A. Rocca Michael A. Rocca	Director	August 4, 2011

/s/ Byron D. Trott Byron D. Trott	Director	August 4, 2011

/s/ Richard C. Tuttle Richard C. Tuttle	Director	August 4, 2011

/s/ James H. Wooten, Jr. James H. Wooten, Jr.	Director	August 4, 2011

INDEX TO EXHIBITS

1.1*	Form of Underwriting Agreement.

4.1	Indenture, dated as of August 14, 2009, between Hyatt Hotels Corporation and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 filed on September 9, 2009 (Registration No. 333-161068) and incorporated herein by reference thereto).

4.2	Second Supplemental Indenture, dated as of August 4, 2011, between Hyatt Hotels Corporation and Wells Fargo Bank, National Association, as trustee.

4.3*	Form of Third Supplemental Indenture.

4.4*	Form of Debt Security (to be included in Exhibit 4.3).

5.1	Opinion of Latham & Watkins LLP.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Powers of Attorney (included on the signature page hereto).

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of the Trustee under the Indenture.

*To be filed, as applicable, by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.